Suite 400 - 889 West Pender Street

Vancouver, BC Canada V6C 3B2

Tel 604 694-6070

Fax 604 585-8377

info@staleyokada.com

www.staleyokada.com

Exhibit 16.1

December 8, 2006

Securities and Exchange Commission

450 Fifth Street NW

Washington, DC

20549 USA

Dear Sirs/Madames:

RE: Southern Star Energy Inc. (formerly Surge Enterprises, Inc.)

We have read Item 4.01 of the Form 8-K dated December 8, 2006. Southern Star Energy Inc. (formerly Surge Enterprises, Inc.) is in agreement with the statements contained in Item 4.01.

Yours truly,

/s/ Staley, Okada & Partners

STALEY, OKADA & PARTNERS

Chartered Accountants